Exhibit 99.1

Contact:
Media Relations:	Press Release
Teruca Rullán
917-679-3596
787-281-5170

Natacha Vale
(787) 553-6681

Investor Relations
Brett Scheiner
212-417-6721

Popular, Inc. to Present at RBC Capital Markets’ Financial Institutions Conference

San Juan, Puerto Rico – March 9, 2015 – Popular, Inc. (NASDAQ: BPOP) will be participating at the 2015 RBC Capital Markets’ Financial Institutions Conference in New York, New York.

Carlos J. Vazquez, Executive Vice President and Chief Financial Officer, is scheduled to participate in a discussion hosted by RBC equity research analyst Gerard Cassidy, on March 11, 2015 at 10:40 a.m. Eastern Time.

Interested parties are encouraged to listen to the live audio webcast through the investor relations section of our website at www.popular.com or at www.veracast.com/webcasts/rbc/financial2015/17205123299.cfm. The webcast will be archived on the Company’s website.

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Founded in 1893, Popular, Inc. is the leading banking institution by both assets and deposits in Puerto Rico and ranks among the top 50 U.S. banks by assets. In the United States, Popular has established a community-banking franchise providing a broad range of financial services and products with branches in New York, New Jersey, and Florida.